Exhibit 11          Statement RE: Computation of Per Share Earnings



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

                                                                    Three months ended   Six months ended
                                                                          March 31            March 31
                                                                ----------------------   -----------------
                                                                      1997      1996      1997      1996
                                                                ------------   -------   -------   -------
                                                                    (000's omitted, except per share data)

Average shares outstanding                                            14,299    12,062    14,296    12,057

Net effect of dilutive stock options                                     103       183       106       216
                                                                ------------   -------   -------   -------

Totals                                                                14,402    12,245    14,402    12,273
                                                                ============   =======   =======   =======

Net income                                                      $      2,563   $ 1,680   $15,531   $11,743
                                                                ============   =======   =======   =======

Per share amount                                                $       0.18   $  0.14   $  1.08   $  0.96
                                                                ============   =======   =======   =======
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